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                                                                    EXHIBIT 10.8

                                           U.S. Department of Justice


                                           United States Attorney
                                           District of Massachusetts


Main Reception: (617) 748-3100             United States Courthouse,  Suite 9200
                                           1 Courthouse Way
                                           Boston, Massachusetts  02210


                                      January 13, 2000

By Hand
-------

Jonathan Chiel, Esquire               Jeffrey E. Stone, Esquire
Choate, Hall & Stewart                McDermott, Will & Emery
Exchange Place                        222 West Monroe Street
Boston, MA 02109                      Chicago, IL 60606-5096

Alan E. Reider, Esquire               Harold Damelin, Esquire
Breckinridge L. Willcox, Esquire      Powers, Pyles, Sutter &
Arent, Fox, Kintner, Plotkin           & Verville
& Kahn                                12th Floor
1050 Connecticut Avenue, N.W.         1875 Eye Street, NW
Washington D.C. 20036-5339            Washington, D.C. 20006-55409

Re:  United States v. NMC Homecare, Inc.
     -----------------------------------

Gentlemen:

     This letter sets forth the agreement between the United States Department of Justice and the United States Attorney for the District of Massachusetts (hereinafter collectively the "United States") and your client, NMC Homecare, Inc., a Delaware corporation ("NMC Homecare" or "the Defendant"), relating to the U.S. Attorney's criminal investigation of NMC Homecare's IntraDialytic Parenteral Nutrition ("IDPN") and Intraperitoneal Nutrition ("IPN") program. The Agreement ("Plea Agreement") is as follows:

1.   Guilty Plea
     -----------

     On or before January 19, 2000, or such other date as the Court may set, the Defendant shall waive indictment and plead guilty to Count One of the criminal Information attached hereto as Exhibit A, which charges the Defendant with conspiracy to defraud the United States, in violation of 18 U.S.C. (S) 371.
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     2.   Sentencing Guidelines
          ---------------------

     The United States and the Defendant agree that the following provisions of the United States Sentencing Guidelines (8U.S.S.G.") apply to the sentencing of this Defendant on Count One of the Information:

          a. The loss to the United States from this offense, for criminal sentencing purposes, pursuant to U.S.S.G. (S)8C2.4(a), is

               (1)    IDPN administration kits            $ 3,480,000
               (2)    False statements and material       $25,398,103
                       omissions
               (3)    Hang fees and other inducements     $ 6,368,824

                      Total                               $35,246,927

          b.   The culpability score, pursuant to U.S.S.G. (S)8C2.5, is seven
               (7), calculated as follows:

               (1)    Base score is 5 ((S)8C2.5(a));

               (2)  Add 4 points pursuant to (S)8C2.5(b)(2)(A)(i) and (ii);

               (3)  Deduct 2 points pursuant to (S)8C2.5(g)(2).

          c.   The applicable multiplier range pursuant to U.S.S.G. (S)8C2.6 is
               1.4 to 2.8 and the multiplier to be applied as to this Defendant is 1.4.

          d. There is no basis under the guidelines for a departure, either upward or downward.

     3.   Agreed Disposition.
          -------------------

     The United States and the Defendant agree, pursuant to Fed. R. Crim. P. 11(e)(l)(C), that the following sentence is the appropriate disposition of Count One of this case:

          a.   A criminal fine of $49,345,698, payable as follows:

               1)   $24,385,000 within 15 days of sentencing;

               2)   $12,480,349 on or before April 16, 2001; and

               3)   $12,480,349 on or before July 16, 2001; and

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          b.   A special assessment of $400, pursuant to 18 U.S.C.
               (S)3013(a)(2)(B), payable on or before the date of sentencing.

     The Defendant acknowledges that it is aware that it is obligated, pursuant to 18 U.S.C. (S)3612(f), to pay interest on the portion of the fine which is not paid before the fifteenth day after the date of the judgment of the Court in this case.

     In light of the pending civil actions United States ex rel. Ven-A-Care of
                                           -----------------------------------
the Florida Keys Inc. v. National Medical Care, Inc., et. al., Civil Action No.
---------------------    -------------------------------------
97-10962-NG (D. Mass.) and United States ex rel. Dana R. Austin et al. v.
                           -------------------------------------------
National Medical Care, Inc., Civil Action No. 94-12164-NG (D. Mass.), and the
---------------------------
settlement agreement between National Medical Care, Inc. et al. and the United
                                                         -- --
States relating to those civil actions which is being signed contemporaneous with this Plea Agreement, the parties agree the complication and prolongation of the sentencing process that would result from an attempt to fashion a proper restitution order outweighs the need to provide restitution to the victims in this case. See, 18 U.S.C. (S) 3663(a)(1)(B)(ii). Therefore, the United States agrees it will not seek a restitution order as to this Defendant.

     4.   No Further Prosecution of Defendant
          -----------------------------------

     The United States agrees that, other than the charge in Count One of the attached Information, it shall not further prosecute the Defendant for conduct which (1) falls within the scope of the conspiracy which is charged in Count One of the Information; (2) was within the scope of the grand jury investigation conducted by the U.S. Attorney; or (3) was known by the U.S. Attorney prior to the date of this letter.

     The United States expressly reserves the right to prosecute any individual with regard to the conduct encompassed by this Plea Agreement and the grand jury investigation, including, but not limited to, present and former officers, directors, employees and agents of the Defendant.

     5.   Probation Office Not Bound By Agreement
          ---------------------------------------

     The parties acknowledge that the disposition agreed upon by the parties and their calculations under the Sentencing Guidelines are not binding upon the United States Probation Office.

     6.   Fed. R. Crim. P. 11(e)(l)(C) Agreement
          --------------------------------------

     Defendant's plea will be tendered pursuant to Fed. R. Crim. P. 11(e)(l)(C). Defendant cannot withdraw its plea of guilty unless the sentencing judge rejects the Plea Agreement. If the sentencing judge rejects the guilty plea, this Plea Agreement shall be null and void at the option of either the United States or the Defendant except as set forth in paragraph 8 below. If the Defendant's guilty plea is withdrawn on Defendant's motion for any reason, this Plea Agreement shall be null and void at the option of the U.S. Attorney, except as set forth in paragraph 8 below.

     7.   Civil and Administrative Liability
          ----------------------------------

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     By entering into this Plea Agreement, the United States does not compromise any civil or administrative liability, including but not limited to, any False Claims Act, or tax liability, which Defendant may have incurred or may incur as a result of its conduct and its plea of guilty to the charge specified in paragraph l of this Plea Agreement.

     8.   Waiver of Defenses
          ------------------

     In the event that NMC Homecare's guilty plea is not accepted by the Court for whatever reason, or is later withdrawn for whatever reason, NMC Homecare waives, and agrees not to interpose, any defense it would have under the Speedy Trial Act or any applicable statute os limitations, by virtue of the passage of time subsequent to the date of this letter, as to any criminal charges relating to matters within the scope of the grand jury investigation conducted by the U.S. Attorney, provided such charges are filed within 90 days of the date on which such guilty plea is rejected or withdrawn. In addition, NMC Homecare agrees to be bound by the waiver of the statute of limitations contained in the January 10, 2000 letter from Breckinridge L. Willcox to Peter A. Mullin, and that such waiver shall remain in full force and effect following execution of this Agreement. Notwithstanding paragraph 6 above, this waiver of the defenses shall remain in full force and effect even if Defendant's plea of guilty is not accepted by the court, or is withdrawn for any reason.

     9.   Breach of Agreement
          -------------------

     If the United States determines that Defendant has failed to comply with any provision of this Plea Agreement, or has committed any crime between the date of this letter and the date of sentencing in this matter, the United States may, at its sole option, be released from its commitments under this Plea Agreement in their entirety by notifying Defendant, through counsel or otherwise, in writing. The United States may also pursue all remedies available to it under the law, irrespective of whether it elects to be released from its commitments under this Plea Agreement. Defendant recognizes that no such breach by it of any obligation under this Plea Agreement shall give rise to grounds for withdrawal of its guilty plea. Defendant understands that should it breach any provision of this Plea Agreement, the United States will have the right to use against Defendant before any grand jury, at any trial, hearing or for sentencing purposes, any statements made by its employees and agents, and any information, materials, documents or objects provided by Defendant to the government pursuant to this Plea Agreement without any limitation.

     10.  Corporate Authorization
          -----------------------

     NMC Homecare shall provide to the United States and the Court a certified copy of a resolution of the Board of Directors of Defendant, affirming that the Board of Directors has authority to enter into this Plea Agreement and has (1) reviewed the Information in this case and this Plea Agreement; (2) consulted with legal counsel in connection with this matter; (3) voted to enter into this Plea Agreement; (4) voted to authorized NMC Homecare to plead guilty to the charge specified in this Plea Agreement; and (5) voted to authorize the corporate officer identified below to execute the Plea Agreement and all other documents necessary to carry out the provisions of the Plea Agreement. NMC Homecare agrees that the counsel identified below

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will appear on behalf of NMC Homecare and enter the guilty plea and will also appear for the imposition of sentence.

     11.  Who Is Bound By Agreement
          -------------------------

     This Plea Agreement binds NMC Homecare and the United States Department of Justice, including each of its United States Attorney's Offices, but cannot and does not bind the Tax Division of the U.S. Department of Justice, the Internal Revenue Service of the United States Department of the Treasury or any other federal, state or local prosecutive authority.

     12.  Complete Agreement
          ------------------

     This letter contains the complete agreement between the parties relating to the disposition of this case as to this Defendant. No promises, agreements or conditions have been entered into other than those set forth in this letter. This Plea Agreement supersedes prior understandings, if any, of the parties, whether written or oral, relating to the disposition of Count One of the Information in this case. This Plea Agreement cannot be modified other than in a written memorandum signed by the parties or on the record in court.

     If this letter accurately reflects the agreement between the United States and Defendant, please sign the Acknowledgment of Plea Agreement below, provide evidence of the requisite authorization to enter into this Plea Agreement, and return the original of this letter to Assistant U.S. Attorney Peter A. Mullin or Joshua S. Levy.

                              Sincerely yours,

                               /s/ Mark W. Pearlstein
                              ------------------------------
                              MARK W. PEARLSTEIN
                              Acting U.S. Attorney
                              District of Massachusetts


                               /s/ John Keeney (mwp)
                              -------------------------------
                              JOHN C. KEENEY
                              Deputy Assistant Attorney General
                              Criminal Division
                              U.S. Department of Justice

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                  Corporate Acknowledgment of Plea Agreement
                  ------------------------------------------

     The Directors of NMC Homecare, Inc. have read this Plea Agreement and the attached criminal Information in their entirety, and have discussed this matter with legal counsel of the corporation's choosing, including the undersigned counsel. As set forth in the attached resolution, the Board of Directors has authorized me, as-an officer of the corporation, to enter into this Plea Agreement on behalf of the corporation. I hereby acknowledge, on behalf of NMC Homecare, Inc., that this Plea Agreement fully sets forth the agreement between NMC Homecare, Inc. and the United States relating to the disposition of Count One of the Information in this case and that no additional promises or representations have been made to the corporation, by any official of the United States, relating to the disposition o' that count. NMC Homecare, Inc. is entering into this Plea Agreement freely, voluntarily and knowingly because it is guilty of the offense set forth in Count One of the Information and it believes this Plea Agreement is in its best interest.


Dated:  1/18/00               /s/ Ben J. Lipps
                              ---------------------------------
                              BEN J. LIPPS
                              President
                              NMC Homecare, Inc.


Dated:  January 18, 2000       /s/ Jonathan Chiel
                              --------------------------------
                              Jonathan Chiel
                              Choate, Hall & Stewart


Dated:  1/18/00                /s/ Alan E. Reider
                              --------------------------------
                              Alan E. Reider
                              Arent, Fox, Kintner, Plotkin & Kahn


Dated:  1/18/00                /s/ Breckinridge L. Wilox
                              -------------------------------
                              Breckinridge L. Willcox
                              Arent, Fox, Kintner, Plotkin & Kahn


Dated:  January 18, 2000       /s/ Jeffrey Stone
                              ---------------------------------
                              Jeffrey E. Stone
                              McDermott, Will & Emery


Dated:  1/18/2000              /s/ Harold Damelin
                              ---------------------------------
                              Harold Damelin
                              Powers, Pyles, Sutter & Verville

                              Attorneys for NMC Homecare, Inc.

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                                   EXHIBIT A
                                 (Information)

The Information dated January 19, 2000 is incorporated by reference to Exhibit A of Exhibit 10.6 to this Current Report on Form 8-K.